FOR IMMEDIATE RELEASE

HALLMARK FINANCIAL SERVICES, INC.
ANNOUNCES SECOND QUARTER 2010 RESULTS

FORT WORTH, Texas, (August 16, 2010) - Hallmark Financial Services, Inc. (NASDAQ: HALL) (“Hallmark”) today reported second quarter 2010 net loss of $0.4 million compared to net earnings of $4.3 million reported for second quarter 2009.  Year to date, Hallmark reported net earnings of $5.9 million, compared to $11.1 million reported for the same period the prior year.  On a fully diluted basis, second quarter 2010 net loss was $0.02 per share as compared to net earnings of $0.20 per share for the second quarter of 2009.  Year to date, Hallmark reported net earnings of $0.29 per diluted share, compared to $0.53 reported for the same period the prior year.  Total revenues were $75.7 million for the second quarter 2010, up 7% from the $70.7 million reported for the second quarter of 2009.  Year to date total revenues were $151.5 million, up 7% from the $141.7 million reported for the same period the prior year.

Mark J. Morrison, President and Chief Executive Officer, said, “This has been a disappointing quarter for Hallmark as we missed our targeted combined ratio due to a combination of factors affecting incurred losses in each of our three largest business units. First, we experienced large property losses from two hailstorms in Montana and an aberrant number of large property claims in our Standard Commercial business unit. Second, we set up additional reserves in our E&S Commercial business unit in response to late emerging general liability claims. Finally, we increased our expected loss ratio for the current accident year in our Personal Lines business unit as continued geographic growth and product expansion drive a higher percentage of less seasoned business in the total mix of policies in force.  Despite the higher loss experience resulting in a 104.5% combined ratio for the quarter, we have maintained a profitable 99.0% combined ratio year to date.”

Mr. Morrison continued, “We are pleased that the geographic and product expansion in our Personal Segment and increased limits offered on policies marketed by our Excess & Umbrella business unit have both fueled our year-to-date premium production growth of 7% as compared to prior year. We continue to find relative strength in the personal lines market as commercial lines continue to experience a difficult underwriting environment. We will look for opportunities to grow and diversify our businesses, as with the recent announcement of our agreement to purchase State Auto National Insurance Company and its non-standard personal automobile book of business. However, underwriting profits, as opposed to premium growth or market share, remains the key component of our strategy. We can only achieve this goal by maintaining our underwriting discipline until market conditions improve.”

Mark E. Schwarz, Executive Chairman of Hallmark, stated, “Book value per share is down 2% sequentially from the prior quarter, but remains up 2% year to date and up 14% compared to the year ago quarter. Hallmark continues to be highly cash generative, with cash flow from operations year to date of $17.4 million. This positive cash flow contributed to the 10% increase year to date in total investments and cash and cash equivalents to $490 million, or approximately $24 per share. Within this amount, the portion committed to investments increased $78 million, or 24%, year to date as we continue to redeploy our cash into securities yielding significantly more than was previously being earned on the cash balances.  As of the end of the quarter, Hallmark continues to have a significant amount of cash and cash equivalents of $85 million.”

	Three Months Ended
	June 30,
	2010	2009	% Change
	($ in thousands)
Produced premium (1)	$81,768	$77,595	5%
Gross premiums written	83,180	75,053	11%
Net premiums written	73,133	71,793	2%
Net premiums earned	69,948	62,319	12%
Investment income, net of expenses	3,276	3,467	-6%
Net realized gain (loss) on investments	1,643	867	90%
Total revenues	75,687	70,744	7%
Net earnings (2)	(388)	4,275	-
Net earnings per share - basic	$(0.02)	$0.20	-
Net earnings per share - diluted	$(0.02)	$0.20	-
Annualized return on average equity	-0.7%	8.5%	-
Book value per share	$11.49	$10.08	14%
Cash flow from operations	$9,242	$19,931	-54%

	Six Months Ended
	June 30,
	2010	2009	% Change
	($ in thousands)
Produced premium (1)	$162,278	$151,650	7%
Gross premiums written	165,039	146,532	13%
Net premiums written	145,928	141,040	3%
Net premiums earned	136,963	121,749	12%
Investment income, net of expenses	6,477	7,736	-16%
Net realized gain (loss) on investments	5,446	519	949%
Total revenues	151,510	141,654	7%
Net earnings (2)	5,898	11,065	-47%
Net earnings per share - basic	$0.29	$0.53	-45%
Net earnings per share - diluted	$0.29	$0.53	-45%
Return on average equity	5.2%	11.4%	-54%
Book value per share	$11.49	$10.08	14%
Cash flow from operations	$17,449	$28,782	-39%

 (1) Produced premium is a non-GAAP measurement that management uses to track total premium produced by Hallmark’s operations. Hallmark believes it is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue. Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

(2) Net earnings is net income attributable to Hallmark Financial Services, Inc. as reported in the consolidated statements of operations as determined in accordance with GAAP.

During the three and six months ended June 30, 2010, Hallmark’s total revenues were $75.7 million and $151.5 million, representing a 7% increase from the $70.7 million and $141.7 million in total revenues for the same periods of 2009.  This increase in revenue was primarily attributable to increased earned premium due to increased production by the Personal Segment and gains realized on the investment portfolio. These increases in revenue were partially offset by reduced earned premium in the Standard Commercial Segment due to the deterioration of the general economic environment in our major markets.

Hallmark reported a net loss of $0.4 million and net income of $5.9 million for the three and six months ended June 30, 2010, which was $4.7 million and $5.2 million lower than the $4.3 million and $11.1 million net income reported for the same periods of 2009.  On a diluted basis per share, net loss was $0.02 per share and net income was $0.29 per share for the three and six months ended June 30, 2010, respectively, as compared to net income of $0.20 and $0.53 per share for the same periods in 2009.    The decrease in net income for the three and six months ending June 30, 2010 was primarily due to increased loss and loss adjustment expenses, including unfavorable prior year loss development of $4.3 million and $6.5 million recognized during the three and six months ended June 30, 2010, respectively, as compared to $1.8 million unfavorable development recognized for the three and six months ended June 30, 2009.  Partially offsetting the increased loss and LAE was the increase in revenue for the three and six months ending June 30, 2010, as well as lower operating expenses due to lower production related expenses in the E&S Commercial and  General Aviation business units and lower information technology costs in the Standard Commercial Segment.

Hallmark's net loss ratio was 74.4% and 69.5%, respectively, for the three and six months ended June 30, 2010 as compared to 61.2% and 61.6% for the same periods in 2009.  Hallmark's net expense ratio was 30.1% and 29.5%, respectively, for the three and six months ended June 30, 2010 as compared to 30.5% and 30.6% for the same periods in 2009.  Hallmark’s net combined ratio was 104.5% and 99.0% for the three and six months ended June 30, 2010 as compared to 91.7% and 92.2% for the same periods in 2009.

Hallmark Financial Services, Inc. is an insurance holding company which, through its subsidiaries, engages in the sale of property/casualty insurance products to businesses and individuals. Hallmark’s business involves marketing, distributing, underwriting and servicing commercial insurance, personal insurance and general aviation insurance, as well as providing other insurance related services.  The Company is headquartered in Fort Worth, Texas and its common stock is listed on NASDAQ under the symbol "HALL."

Forward-looking statements in this release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that actual results may differ substantially from such forward-looking statements. Forward-looking statements involve risks and uncertainties including, but not limited to, continued acceptance of the Company’s products and services in the marketplace, competitive factors, interest rate trends, general economic conditions, the availability of financing, underwriting loss experience and other risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

For further information, please contact:
Mark J. Morrison, President and Chief Executive Officer at 817.348.1600
www.hallmarkgrp.com

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Balance Sheets
($ in thousands, except share amounts)
	June 30	December 31
	2010	2009
	(unaudited)

ASSETS
Investments:
Debt securities, available-for-sale, at fair value (cost; $360,374 in 2010 and $287,108 in 2009)	$364,694	$291,876
Equity securities, available-for-sale, at fair value (cost; $34,035 in 2010 and $27,251 in 2009)	40,958	35,801

Total investments	405,652	327,677

Cash and cash equivalents	75,234	112,270
Restricted cash and cash equivalents	9,283	5,458
Premiums receivable	54,393	46,635
Accounts receivable	3,102	3,377
Receivable for securities	17	-
Ceded unearned premiums	15,133	12,997
Reinsurance recoverable	16,149	10,008
Deferred policy acquisition costs	22,736	20,792
Goodwill	41,080	41,080
Intangible assets, net	27,040	28,873
Federal income tax recoverable	3,242	-
Deferred federal income taxes,net	133	-
Prepaid expenses	1,669	923
Other assets	15,662	18,779

Total assets	$690,525	$628,869

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Note payable	$2,800	$2,800
Subordinated debt securities	56,702	56,702
Reserves for unpaid losses and loss adjustment expenses	214,448	184,662
Unearned premiums	136,190	125,089
Unearned revenue	169	191
Reinsurance balances payable	2,816	3,281
Accrued agent profit sharing	1,232	1,790
Accrued ceding commission payable	4,235	8,600
Pension liability	2,587	2,628
Deferred federal income taxes, net	-	942
Federal income tax payable	-	1,266
Payable for securities	25,621	19
Accounts payable and other accrued expenses	11,302	13,258

Total liabilities	458,102	401,228

Commitments and Contingencies

Redeemable non-controlling interest	1,179	1,124

Stockholders' equity:
Common stock, $0.18 par value (authorized 33,333,333 shares in 2010 and 2009; issued 20,872,831 in 2010 and 2009)	3,757	3,757
Additional paid-in capital	121,403	121,016
Retained earnings	104,380	98,482
Accumulated other comprehensive income	6,966	8,589
Treasury stock, at cost (748,662 shares in 2010 and 757,828 in 2009)	(5,262)	(5,327)

Total stockholders' equity	231,244	226,517

	$690,525	$628,869

Hallmark Financial Services, Inc. and Subsidiaries
Consolidated Statements of Operations
(Unaudited)
($ in thousands, except per share amounts)

	Three Months Ended		Six Months Ended
	June 30		June 30
	2010	2009	2010	2009

Gross premiums written	$83,180	$75,053	$165,039	$146,532
Ceded premiums written	(10,047)	(3,260)	(19,111)	(5,492)
Net premiums written	73,133	71,793	145,928	141,040
Change in unearned premiums	(3,185)	(9,474)	(8,965)	(19,291)
Net premiums earned	69,948	62,319	136,963	121,749

Investment income, net of expenses	3,276	3,467	6,477	7,736
Net realized gains	1,643	867	5,446	519
Finance charges	1,771	1,449	3,414	2,799
Commission and fees	(963)	2,627	(812)	8,816
Other income	12	15	22	35

Total revenues	75,687	70,744	151,510	141,654

Losses and loss adjustment expenses	52,058	38,131	95,156	74,973
Other operating expenses	22,872	23,878	44,354	47,628
Interest expense	1,150	1,150	2,296	2,309
Amortization of intangible assets	916	782	1,832	1,496

Total expenses	76,996	63,941	143,638	126,406

Income (loss) before tax	(1,309)	6,803	7,872	15,248
Income tax expense (benefit)	(953)	2,519	1,937	4,181
Net income (loss)	(356)	4,284	5,935	11,067
Less: Net income attributable to non-controlling interest	32	9	37	2

Net income (loss) attributable to Hallmark Financial Services, Inc.	$(388)	$4,275	$5,898	$11,065

Net income (loss) per share attributable to Hallmark Financial
Services, Inc. common stockholders:
Basic	$(0.02)	$0.20	$0.29	$0.53
Diluted	$(0.02)	$0.20	$0.29	$0.53

Hallmark Financial Services, Inc.
Consolidated Segment Data
(Unaudited, $ in thousands)
	Three Months Ended June 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$18,804	$40,351	$22,613	$-	$81,768

Gross premiums written	18,792	41,775	22,613	-	83,180
Ceded premiums written	(909)	(9,123)	(15)	-	(10,047)
Net premiums written	17,883	32,652	22,598	-	73,133
Change in unearned premiums	(1,246)	(2,036)	97	-	(3,185)
Net premiums earned	16,637	30,616	22,695	-	69,948

Total revenues	17,265	32,124	24,754	1,544	75,687

Losses and loss adjustment expenses	13,652	21,231	17,175	-	52,058

Pre-tax income (loss), net of
non-controlling interest	(1,870)	967	1,132	(1,570)	(1,341)

Net loss ratio (2)	82.1%	69.3%	75.7%		74.4%
Net expense ratio (2)	32.5%	29.5%	22.5%		30.1%
Net combined ratio (2)	114.6%	98.8%	98.2%		104.5%

	Three Months Ended June 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$20,425	$40,252	$16,918	$-	$77,595

Gross premiums written	20,425	37,710	16,918	-	75,053
Ceded premiums written	(1,084)	(2,176)	-	-	(3,260)
Net premiums written	19,341	35,534	16,918	-	71,793
Change in unearned premiums	(1,614)	(8,158)	298	-	(9,474)
Net premiums earned	17,727	27,376	17,216	-	62,319

Total revenues	18,194	32,430	18,701	1,419	70,744

Losses and loss adjustment expenses	11,119	15,848	11,164	-	38,131

Pre-tax income (loss), net of
non-controlling interest	1,247	5,010	2,894	(2,357)	6,794

Net loss ratio (2)	62.7%	57.9%	64.8%		61.2%
Net expense ratio (2)	32.1%	30.2%	20.7%		30.5%
Net combined ratio (2)	94.8%	88.1%	85.5%		91.7%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.

Hallmark Financial Services, Inc.
Consolidated Segment Data
(Unaudited, $ in thousands)
	Six Months Ended June 30, 2010
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$36,901	$75,633	$49,744	$-	$162,278

Gross premiums written	36,889	78,406	49,744	-	165,039
Ceded premiums written	(1,945)	(17,147)	(19)	-	(19,111)
Net premiums written	34,944	61,259	49,725	-	145,928
Change in unearned premiums	(1,426)	80	(7,619)	-	(8,965)
Net premiums earned	33,518	61,339	42,106	-	136,963

Total revenues	35,299	64,611	45,968	5,632	151,510

Losses and loss adjustment expenses	27,268	37,627	30,261	-	95,156

Pre-tax income (loss), net of
non-controlling interest	(2,809)	7,314	3,782	(452)	7,835

Net loss ratio (2)	81.4%	61.3%	71.9%		69.5%
Net expense ratio (2)	31.7%	28.8%	22.1%		29.5%
Net combined ratio (2)	113.1%	90.1%	94.0%		99.0%

	Six Months Ended June 30, 2009
	Standard	Specialty
	Commercial	Commercial	Personal
	Segment	Segment	Segment	Corporate	Consolidated

Produced premium (1)	$39,572	$74,534	$37,544	$-	$151,650

Gross premiums written	39,572	69,416	37,544	-	146,532
Ceded premiums written	(2,187)	(3,305)	-	-	(5,492)
Net premiums written	37,385	66,111	37,544	-	141,040
Change in unearned premiums	(1,208)	(13,784)	(4,299)	-	(19,291)
Net premiums earned	36,177	52,327	33,245	-	121,749

Total revenues	38,214	65,255	36,236	1,949	141,654

Losses and loss adjustment expenses	22,465	30,781	21,727	-	74,973

Pre-tax income (loss), net of
non-controlling interest	3,823	10,692	5,513	(4,782)	15,246

Net loss ratio (2)	62.1%	58.8%	65.4%		61.6%
Net expense ratio (2)	32.2%	30.1%	20.9%		30.6%
Net combined ratio (2)	94.3%	88.9%	86.3%		92.2%

[1]
Produced premium is a non-GAAP measurement that management uses to track total controlled premium produced by Hallmark’s operations.  Hallmark believes this is a useful tool for users of its financial statements to measure premium production whether retained by Hallmark’s insurance company subsidiaries or assumed by third party insurance carriers who pay it commission revenue.  Produced premium excludes unaffiliated third party premium fronted by its Hallmark County Mutual Insurance Company subsidiary.

[2]
The net loss ratio is calculated as incurred losses and LAE divided by net premiums earned, each determined in accordance with GAAP.  During the second quarter of 2009 Hallmark changed the method in which the net expense ratio is calculated.  The net expense ratio is now calculated for the business units that retain 100% of produced premium as total operating expenses for the unit offset by agency fee income divided by net premiums earned, each determined in accordance with GAAP.  For the business units that do not retain 100% of the produced premium, the net expense ratio is calculated as underwriting expenses of the insurance company subsidiaries for the unit offset by agency fee income, divided by net premiums earned, each determined in accordance with GAAP.  Net combined ratio is calculated as the sum of the net loss ratio and the net expense ratio.